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                                                                    Exhibit 3.19

                                      FILING #0001940710 PG 01 OF 03 VOL B-00246
                                         FILED 01/29/1999 03:45 PH PAGE 02890
                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                             KOHLER MIX SPECIALTIES
                              OF CONNECTICUT, INC.

      I, the undersigned, for the purpose of forming a corporation under and pursuant to the provisions of the Connecticut Business Corporation Act, and any amendments thereto, do hereby associate myself as a body corporate and do hereby adopt the following Articles of Incorporation.

                                   ARTICLE I.
                                      NAME

      The name of this corporation shall be "Kohler Mix Specialties of Connecticut, Inc."

                                   ARTICLE II.
                                     PURPOSE

      This corporation shall have all the powers and purposes attached by the Connecticut Business Corporation Act.

                                  ARTICLE III.
                                REGISTERED OFFICE

      The registered office of this corporation shall be: C T Corporation System, One Commercial Plaza, Hartford, Connecticut 06103. By signing below, C T Corporation System accepts appointment as the registered agent for the corporation.

                                         C T CORPORATION SYSTEM


                                         By: /s/ Michelle R. Justesen
                                             -----------------------------------
                                         Its: Asst. Secy. Michelle R. Justesen
                                             -----------------------------------

                                   ARTICLE IV.
                                  CAPITAL STOCK

      The corporation shall have the authority to issue twenty thousand (20,000) shares of capital stock, all of which shall be common stock par value $.01 per share.

                                   ARTICLE V.
                                   DIRECTORS

      1. The business of this corporation shall be managed by or under the direction of a board of directors consisting of not less than one (1) director. Directors need not be shareholders of the corporation.

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                                      FILING #0001940710 PG 02 OF 03 VOL B-00246
                                         FILED 01/29/1999 03:45 PM PAGE 02891
                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE

      2. The Board of Directors, by affirmative vote of a majority vote thereof, shall determine the number of directors of the corporation.

      3. Directors shall serve for the term for which they were appointed or elected and until their successors are elected and qualified. If any vacancy occurs in the Board of Directors, the remaining directors, by the affirmative vote of a majority thereof, shall elect a director or directors to fill the vacancy until the next regular meeting of the shareholders.

      4. The directors shall have all of the powers conferred upon directors by the Connecticut Business Corporation Act.

      5. The following persons shall constitute the members of the corporation's first Board of Directors:

                               Gregg A. Ostrander
                               Jeffrey M. Shapiro

                                   ARTICLE VI.
                           CERTAIN SHAREHOLDER RIGHTS.

      Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the corporation. No shareholder shall be entitled to cumulative voting rights.

                                  ARTICLE VII.
                                     BYLAWS

      The power to adopt, amend and repeal Bylaws for the corporation shall be vested in the Board of Directors, except to the extent otherwise limited by the Connecticut Business Corporation Act.

                                  ARTICLE VIII.
                     LIMITATION ON LIABILITY/INDEMNIFICATION

      1. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages in excess of the compensation received by the director for serving the corporation during the year of the violation for breach of fiduciary duty as a director, except as provided in Connecticut Statute ss. 33-636(b). If the Connecticut Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Connecticut Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


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                                FILING #0001940710 PG 03 OF 03 VOL B-00246 FILED
                                        01/29/1999 03:45 PM PAGE 02892
                                             SECRETARY OF THE STATE
                                      CONNECTICUT SECRETARY OF THE STATE

      2. The corporation shall indemnify any person who, in relation to or because of such person's service to the corporation in an official capacity, was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), to the full extent permitted by the Connecticut Business Corporation Act.

                                   ARTICLE IX.

      The name and address of the incorporator is as follows:

                              Albert A. Woodward
                              Mann & Simon, PLC
                              2000 Midwest Plaza West
                              801 Nicollet Mall
                              Minneapolis, Minnesota 55402

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed his hand this 19th day of January, 1999.


                                                  /s/ Albert A. Woodward
                                                  ------------------------------
                                                  Albert A. Woodward


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